THOMPSON          ATLANTA      BRUSSELS     CINCINNATI     CLEVELAND
HINE              COLUMBUS     DAYTON       NEW YORK       WASHINGTON, D.C.


October 30, 2006

The James Advantage Funds
1349 Fairground Road
Beavercreek, Ohio 45385

Ladies and Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 13 to the Trust's Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 14 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP



Don.Mendelsohn@ThompsonHine.com  Phone 513.352.6546   Fax